                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                                                State or Other
                                                                                Jurisdiction of
                                                                                Incorporation
         Name of Subsidiary                                                     or Organization
         ------------------                                                     ---------------

         The Elco Corporation                                                   Ohio          (1)

         ELDISC Export Co. (100% owned by The Elco Corporation)                 Delaware      (1)

         Harvel Plastics, Inc. (85% owned by The Elco Corporation)              Pennsylvania  (1)

         S.O. Realty, Inc. (formerly Seibert-Oxidermo, Inc.)                    Michigan      (1)



(1) Financial statements of subsidiary companies are included in the Consolidated financial statements.